Exhibit 99.1

RealPage Reports Fourth Quarter and Full Year 2016 Financial Results

RICHARDSON, Texas--(BUSINESS WIRE)--February 27, 2017--RealPage, Inc. (NASDAQ:RP), a leading global provider of software and data analytics to the real estate industry, today announced financial results for the fourth quarter and year ended December 31, 2016.

Fourth Quarter 2016 Financial Highlights

  Total revenue of $149.1 million, an increase of 22% year-over-year;
  Net income of $7.4 million, or $0.09 in net income per diluted share, a year-over-year increase of 89% and 80%, respectively;
  Non-GAAP total revenue of $148.9 million, an increase of 23% year-over-year;
  Adjusted EBITDA of $36.1 million, an increase of 36% year-over-year and 240 basis points of Adjusted EBITDA margin expansion; and
  Non-GAAP net income of $17.3 million, or $0.22 in non-GAAP net income per diluted share, a year-over-year increase of 39% and 38%, respectively.

Full Year 2016 Financial Highlights

  Total revenue of $568.1 million, an increase of 21% year-over-year;
  Net income of $16.7 million or $0.21 in net income per diluted share, a year-over-year increase of 281% and 275%, respectively;
  Non-GAAP total revenue of $567.2 million, an increase of 22% year-over-year;
  Adjusted EBITDA of $127.2 million, an increase of 38% year-over-year and 260 basis points of Adjusted EBITDA margin expansion; and
  Non-GAAP net income of $59.3 million, or $0.76 in non-GAAP net income per diluted share, a year-over-year increase of 41% and 38%, respectively.

Comments on the News

“Today we announced exceptional 2016 financial performance and our agreement to acquire Lease Rent Options (LRO®)” said Steve Winn, Chairman and CEO of RealPage. “The acquisition of LRO adds over 1.5 million units to our revenue management platform expanding our repository of real-time lease transaction data used to calibrate our pricing and forecasting models. This acquisition, coupled with our recent acquisition of Axiometrics, positions RealPage as a core catalyst for increased operational yields and improved harvesting and placement of capital within the $3.0 trillion apartment industry in the U.S. We believe precision asset optimization tools are used in less than 10% of the U.S. rental housing industry and are virtually non-existent internationally.”

“Our 2016 performance and recent acquisitions are significant steps towards achieving our 2020 objective of $1 billion of revenue and 30% adjusted EBITDA margin,” said Bryan Hill, CFO and Treasurer of RealPage. “Full year financial performance was strong, with total revenue growth of 22% and adjusted EBITDA margin expansion of 260 basis points. Our diligent focus on efficiency gains across the business resulted in one of the highest adjusted EBITDA margins in company history during the fourth quarter. This execution provides us confidence as we begin to integrate and realize synergies from the recent acquisitions as well as execute against our adjusted EBITDA margin expansion objective of 200 basis points per year.”

The company recently announced its agreement to acquire LRO and related assets from the Rainmaker Group for $300 million. This acquisition remains subject to certain standard conditions, and is expected to close during the second quarter of 2017. For the year ended December 31, 2016, the LRO business possessed revenue and EBITDA of $35.6 million and $10 million, respectively. Integration work is expected to be completed in 2018 and RealPage expects to achieve incremental revenue and expense synergies that will be accretive to its long term revenue growth objective and adjusted EBITDA margin expansion. For more details regarding the acquisition of LRO, please reference the company’s press release dated February 27, 2017.

2017 Financial Outlook

RealPage management expects to achieve the following results during its first quarter ended March 31, 2017:

  GAAP total revenue is expected to be in the range of $150.4 million to $152.4 million;
  GAAP net income per diluted share is expected to be in the range of $0.04 to $0.06;
  Non-GAAP total revenue is expected to be in the range of $151.3 million to $153.3 million;
  Adjusted EBITDA is expected to be in the range of $35.5 million to $36.5 million;
  Non-GAAP net income per diluted share is expected to be in the range of $0.21 to $0.22;
  Weighted average shares outstanding are expected to be approximately 80.0 million.

RealPage management expects to achieve the following results during its calendar year ended December 31, 2017:

  GAAP total revenue is expected to be in the range of $666.3 million to $676.3 million;
  GAAP net income per diluted share is expected to be in the range of $0.25 to $0.31;
  Non-GAAP total revenue is expected to be in the range of $670.0 million to $680.0 million;
  Adjusted EBITDA is expected to be in the range of $162.0 million to $168.0 million;
  Non-GAAP net income per diluted share is expected to be in the range of $0.89 to $0.94;
  Weighted average shares outstanding are expected to be approximately 81.0 million.

Conference Call Information

The Company will host a conference call at 5 p.m. EST today to discuss its financial results. Participants are encouraged to listen to the presentation via a live web broadcast as well as download the Investor Presentation at www.realpage.com on the Investor Relations section. In addition, a live dial-in is available domestically at 866-807-9684 and internationally at 412-317-5415. A replay will be available at 877-344-7529 or 412-317-0088, passcode 10102086, until March 6, 2017.

About RealPage

RealPage is a leading global provider of software and data analytics to the real estate industry. Clients use our platform to improve operating performance and increase capital returns. Founded in 1998 and headquartered in Richardson, Texas, RealPage currently serves over 11,000 clients worldwide from offices in North America, Europe and Asia. For more information about the company, visit https://www.realpage.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking” statements relating to RealPage, Inc.’s financial outlook, expected, possible or assumed future results and RealPage’s long-term revenue and adjusted EBITDA margin goals. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The company may be required to revise its results upon finalizing its review of quarterly and full year results, which could cause or contribute to such differences. Additional factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions, including leasing velocity or uncertainty, could cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in insurance claims; (c) an increase in customer cancellations; (d) the inability to increase sales to existing customers and to attract new customers; (e) RealPage, Inc.’s failure to integrate LRO or other acquired businesses and any future acquisitions successfully or to achieve expected synergies; (f) the timing and success of new product introductions by RealPage, Inc. or its competitors; (g) changes in RealPage, Inc.’s pricing policies or those of its competitors; (h) legal or regulatory proceedings; (i) the inability to achieve revenue growth or to enable margin expansion; and (j) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”) by RealPage Inc., including its Quarterly Report on Form 10-Q previously filed with the SEC on November 8, 2016. All information provided in this release is as of the date hereof and RealPage Inc. undertakes no duty to update this information except as required by law.

Explanation of Non-GAAP Financial Measures

The company reports its financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, the company believes that, in order to properly understand its short-term and long-term financial, operational and strategic trends, it may be helpful for investors to exclude certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These non-cash or non-recurring items result from facts and circumstances that vary in both frequency and impact on continuing operations. The company also uses results of operations excluding such items to evaluate the operating performance of RealPage and compare it against prior periods, make operating decisions, determine executive compensation, and serve as a basis for long-term strategic planning. These non-GAAP financial measures provide the company with additional means to understand and evaluate the operating results and trends in its ongoing business by eliminating certain non-cash expenses and other items that RealPage believes might otherwise make comparisons of its ongoing business with prior periods more difficult, obscure trends in ongoing operations, reduce management’s ability to make useful forecasts, or obscure the ability to evaluate the effectiveness of certain business strategies and management incentive structures. In addition, the company also believes that investors and financial analysts find this information to be helpful in analyzing the company’s financial and operational performance and comparing this performance to the company’s peers and competitors.

The company defines “Non-GAAP Total Revenue” as total revenue plus acquisition-related and other deferred revenue adjustments. The company believes it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of its business operations in the period of activity and associated expense. Further, the company believes this measure is useful to investors as a way to evaluate the company’s ongoing performance because it provides a more accurate depiction of on demand revenue arising from our strategic acquisitions.

The company defines “Adjusted Gross Profit” as gross profit, plus (1) acquisition-related and other deferred revenue adjustments, (2) depreciation, (3) amortization of intangible assets, (4) headquarters relocation costs, and (5) stock-based expense; and the company defines “Adjusted Gross Margin” as Adjusted Gross Profit as a percentage of Non-GAAP Total Revenue. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Adjusted EBITDA” as net income (loss), plus (1) acquisition-related and other deferred revenue adjustments, (2) depreciation, asset impairment, and the loss on disposal of assets, (3) amortization of intangible assets, (4) acquisition-related expense (income), (5) interest expense, net, (6) income tax expense (benefit), (7) litigation-related expense, (8) headquarters relocation costs, and (9) stock-based expense; and the company defines “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage Non-GAAP Total Revenue. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Product Development Expense” as product development expense, excluding (1) asset impairment and loss on disposal of assets, (2) headquarters relocation costs, and (3) stock-based expense; and the company defines “Non-GAAP Product Development Margin” as Non-GAAP Product Development Expense as a percentage of Non-GAAP Total Revenue. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to product innovation.

The company defines “Non-GAAP Sales and Marketing Expense” as sales and marketing expense, excluding (1) amortization of intangible assets, (2) headquarters relocation costs, and (3) stock-based expense; and the company defines “Non-GAAP Sales and Marketing Margin” as Non-GAAP Sales and Marketing Expense as a percentage of Non-GAAP Total Revenue. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to its sales and marketing strategies.

The company defines “Non-GAAP General and Administrative Expense” as general and administrative expense, excluding (1) asset impairment and loss on disposal of assets, (2) acquisition-related expense (income), (3) litigation-related expense, (4) headquarters relocation costs, and (5) stock-based expense; and the company defines “Non-GAAP General and Administrative Margin” as Non-GAAP General and Administrative Expense as a percentage of Non-GAAP Total Revenue. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s underlying expense structure to support corporate activities and processes.

The company defines “Non-GAAP Operating Expense” as operating expense, excluding (1) asset impairment and loss on disposal of assets, (2) acquisition-related expense (income), (3) litigation-related expense, (4) headquarters relocation costs, and (5) stock-based expense; and the company defines “Non-GAAP Operating Expense Margin” as Non-GAAP Operating Expense as a percentage of Non-GAAP Total Revenue. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s underlying expense structure to support ongoing operations.

The company defines “Non-GAAP Operating Income” as operating income (loss), plus (1) acquisition-related and other deferred revenue, (2) asset impairment and loss on disposal of assets, (3) amortization of intangible assets, (4) acquisition-related expense (income), (5) litigation-related expense, (6) headquarters relocation costs, and (7) stock-based expense; and the company defines “Non-GAAP Operating Margin” as Non-GAAP Operating Income as a percentage of Non-GAAP Total Revenue. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Net Income” as net income (loss), plus (1) income tax expense, (2) acquisition-related and other deferred revenue, (3) asset impairment and loss on disposal of assets, (4) amortization of intangible assets, (5) acquisition-related expense (income), (6) litigation-related expense, (7) headquarters relocation costs, (8) stock-based expense, and (9) provision for income tax expense based on an assumed rate in order to approximate the company’s long-term effective corporate tax rate; and the company defines “Non-GAAP Net Income per Diluted Share” as Non-GAAP Net Income divided by weighted average diluted shares outstanding. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP On Demand Revenue” as total revenue plus acquisition-related and other deferred revenue adjustments. The company believes it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of the company’s business operations in the period of activity and associated expense. Further, the company believes that investors and financial analysts find this measure to be useful in evaluating the company’s ongoing performance because it provides a more accurate depiction of on demand revenue arising from our strategic acquisitions.

The company defines “Ending On Demand Units” as the number of rental housing units managed by our customers with one or more of our on demand software solutions at the end of the period. We use ending on demand units to measure the success of our strategy of increasing the number of rental housing units managed with our on demand software solutions. Property unit counts are provided to us by our customers as new sales orders are processed. Property unit counts may be adjusted periodically as information related to our customers’ properties is updated or supplemented, which could result in adjustments to the number of units previously reported.

The company defines “RPU,” or Revenue Per Unit, as Non-GAAP On Demand Revenue divided by average on demand units for the same period, including pro forma adjustments for significant acquisitions and dispositions during the period. For interim periods, the calculation is performed on an annualized basis. The company calculates average on demand units as the average of the beginning and ending on demand units for each quarter in the period presented. The company monitors this metric to measure its success in increasing the number of on demand software solutions utilized by its customers to manage their rental housing units, its overall revenue and profitability.

The company defines “ACV,” or Annual Client Value, as RPU multiplied by Ending On Demand Units. The company monitors this metric to measure its success in increasing the number of on demand units and the amount of software solutions utilized by its customers to manage their rental housing units. In addition, the company believes ACV provides a useful proxy for the annual run-rate value of on demand customer relationships.

The company excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to each excluded item:

  Non-GAAP tax rate – The company uses a 40.0% tax rate in order to approximate the Company’s long-term effective corporate tax rate. The GAAP tax rate includes certain tax items which may include, but are not limited to: income tax expenses or benefits that are not related to ongoing business operations in the current year; unusual or infrequently occurring items; tax adjustments associated with fluctuations in foreign currency re-measurement; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and liabilities; and changes in tax law. We believe excluding these items assists investors and analysts in understanding the tax provision and the effective tax rate related to ongoing operations.

  Acquisition-related and other deferred revenue – These items are included to reflect deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of the company’s business operations in the period of activity and associated expense.
  Asset impairment and loss on disposal of assets – These items comprise gains (losses) on the disposal and impairment of long-lived assets, which are not reflective of the company’s ongoing operations. We believe exclusion of these items facilitates a more accurate comparison of the company’s results of operations between periods.
  Amortization of intangible assets – These items are amortized over their estimated useful lives and generally cannot be changed or influenced by the company after acquisition. Accordingly, these items are not considered by the company in making operating decisions. The company does not believe such charges accurately reflect the performance of its ongoing operations for the period in which such charges are incurred.
  Acquisition-related expense (income) – These items consist of direct costs incurred in our business acquisition transactions and the impact of changes in the fair value of acquisition-related contingent consideration obligations. We believe exclusion of these items facilitates a more accurate comparison of the results of the company’s ongoing operations across periods and eliminates volatility related to changes in the fair value of acquisition-related contingent consideration obligations.
  Litigation-related expense – This item relates to the company's litigation with Yardi Systems, Inc., including related insurance litigation and settlement costs. This significant and non-recurring litigation and related ancillary matters were resolved in the second quarter of 2014. The company believes that the costs incurred related to this litigation are not reflective of its ongoing operations.
  Headquarters relocation costs – These items consist of duplicative rent and other expenses related to the relocation of our corporate headquarters and data center. These costs are not reflective of the company’s ongoing operations due to their non-recurring nature.
  Stock-based expense – This item is excluded because these are non-cash expenditures that the company does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of its control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to the company’s performance during the period in which the expenses are incurred.

Condensed Consolidated Balance Sheets
(in thousands, except share amounts)

	December 31,
	2016	2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$104,886	$30,911
Restricted cash	83,654	85,461
Accounts receivable, less allowance for doubtful accounts of $2,468 and $2,318 at December 31, 2016 and 2015, respectively	92,367	74,192
Prepaid expenses	10,836	8,294
Other current assets	5,712	23,085
Total current assets	297,455	221,943
Property, equipment, and software, net	130,428	82,198
Goodwill	259,938	220,097
Identified intangible assets, net	74,976	81,280
Deferred tax assets, net	15,665	12,051
Other assets	9,636	5,632
Total assets	$788,098	$623,201

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$21,421	$17,448
Accrued expenses and other current liabilities	50,464	28,294
Current portion of deferred revenue	89,583	84,200
Current portion of term loan, net	5,469	—
Client deposits held in restricted accounts	83,590	85,405
Total current liabilities	250,527	215,347
Deferred revenue	6,308	6,979
Revolving line of credit	—	40,000
Term loan, net	116,657	—
Other long-term liabilities	29,843	34,423
Total liabilities	403,335	296,749
Stockholders’ equity:
Preferred stock, $0.001 par value: 10,000,000 shares authorized and zero shares issued and outstanding at December 31, 2016 and 2015, respectively	—	—
Common stock, $0.001 par value: 125,000,000 shares authorized, 86,062,191 and 82,919,033 shares issued and 81,087,353 and 78,793,670 shares outstanding at December 31, 2016 and 2015, respectively	86	83
Additional paid-in capital	534,348	471,668
Treasury stock, at cost: 4,974,838 and 4,125,363 shares at December 31, 2016 and 2015, respectively	(30,358)	(24,338)
Accumulated deficit	(119,260)	(120,415)
Accumulated other comprehensive loss	(53)	(546)
Total stockholders’ equity	384,763	326,452
Total liabilities and stockholders’ equity	$788,098	$623,201

Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue:
On demand	$141,627	$117,090	$542,531	$450,962
On premise	695	669	2,836	2,970
Professional and other	6,749	3,941	22,761	14,588
Total revenue	149,071	121,700	568,128	468,520
Cost of revenue(1)	61,364	50,818	242,301	198,613
Gross profit	87,707	70,882	325,827	269,907
Operating expense:
Product development(1)	18,714	15,880	73,607	68,799
Sales and marketing(1)	34,025	30,410	135,213	123,108
General and administrative(1)	23,058	17,017	85,013	68,814
Impairment of identified intangible assets	—	—	750	20,801
Total operating expense	75,797	63,307	294,583	281,522
Operating income (loss)	11,910	7,575	31,244	(11,615)
Interest expense and other, net	(912)	(401)	(3,758)	(1,449)
Income (loss) before income taxes	10,998	7,174	27,486	(13,064)
Income tax expense (benefit)	3,637	3,274	10,836	(3,846)
Net income (loss)	$7,361	$3,900	$16,650	$(9,218)

Net income (loss) per share attributable to common stockholders:
Basic	$0.09	$0.05	$0.22	$(0.12)
Diluted	$0.09	$0.05	$0.21	$(0.12)
Weighted average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	77,566	76,445	76,854	76,689
Diluted	79,116	77,055	77,843	76,689

(1) Includes stock-based expense as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Cost of revenue	$804	$779	$3,310	$4,046
Product development	1,825	1,535	7,071	8,585
Sales and marketing	3,185	2,246	11,364	12,996
General and administrative	3,655	2,896	15,107	12,495
	$9,469	$7,456	$36,852	$38,122

Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income (loss)	$7,361	$3,900	$16,650	$(9,218)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	13,960	12,104	54,834	45,891
Deferred taxes	2,962	3,608	8,386	(5,219)
Stock-based expense	9,469	7,456	36,852	38,122
Excess tax benefit from stock-based compensation	(5,998)	(1,325)	(5,998)	(357)
Loss on disposal and impairment of other long-lived assets	248	102	1,247	23,871
Acquisition-related consideration	(378)	(250)	(877)	(3,268)
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations	3,468	1,903	25,122	6,190
Net cash provided by operating activities	31,092	27,498	136,216	96,012

Cash flows from investing activities:
Purchases of property, equipment, and software	(14,236)	(14,600)	(75,241)	(33,384)
Proceeds from disposal of property, equipment, and software	4,500	—	4,500	305
Acquisition of businesses, net of cash acquired	—	168	(71,400)	(45,282)
Purchase of cost-method investment	—	—	(3,000)	—
Net cash used in investing activities	(9,736)	(14,432)	(145,141)	(78,361)

Cash flows from financing activities:
Payments on and proceeds from debt, net	(781)	(4,145)	81,403	19,418
Payments of acquisition-related consideration	(808)	(1,576)	(5,684)	(3,685)
Issuance of common stock	12,351	9,215	28,490	12,115
Excess tax benefit from stock-based compensation	5,998	1,325	5,998	357
Purchase of treasury stock related to stock-based compensation	(2,241)	(842)	(6,020)	(6,461)
Purchase of treasury stock under share repurchase program	—	(4,628)	(21,244)	(35,083)
Net cash provided by (used in) financing activities	14,519	(651)	82,943	(13,339)
Net increase in cash and cash equivalents	35,875	12,415	74,018	4,312
Effect of exchange rate on cash	(79)	(70)	(43)	(337)

Cash and cash equivalents:
Beginning of period	69,090	18,566	30,911	26,936
End of period	$104,886	$30,911	$104,886	$30,911

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO
COMPARABLE GAAP MEASURES
(Unaudited, in thousands, except per share amounts)

The following is a reconciliation of the non-GAAP financial measures used by RealPage to describe its financial results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"). An explanation of these measures is also included under the heading “Explanation of Non-GAAP Financial Measures.”

While the company believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and the company may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Non-GAAP Total Revenue
Set forth below is a presentation of the company’s “Non-GAAP total revenue.” Please reference the “Explanation of Non-GAAP Financial Measures” section.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue (GAAP)	$149,071	$121,700	$568,128	$468,520
Acquisition-related and other deferred revenue	(187)	(545)	(949)	(2,157)
Non-GAAP total revenue	$148,884	$121,155	$567,179	$466,363

Adjusted Gross Margin
Set forth below is a presentation of the company’s "Adjusted gross profit" and "Adjusted gross margin." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Gross profit (GAAP)	$87,707	$70,882	$325,827	$269,907
Acquisition-related and other deferred revenue	(187)	(545)	(949)	(2,157)
Depreciation	2,825	2,533	11,405	9,802
Amortization of intangible assets	4,159	4,071	16,761	14,213
Headquarters relocation costs	—	—	2,023	—
Stock-based expense	804	779	3,310	4,046
Adjusted gross profit	$95,308	$77,720	$358,377	$295,811

Adjusted gross margin	64.0%	64.1%	63.2%	63.4%

Adjusted EBITDA
Set forth below is a presentation of the company’s "Adjusted EBITDA" and "Adjusted EBITDA margin." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income (loss) (GAAP)	$7,361	$3,900	$16,650	$(9,218)
Acquisition-related and other deferred revenue	(187)	(545)	(949)	(2,157)
Depreciation, asset impairment, and loss on disposal of assets	6,635	5,415	25,813	44,385
Amortization of intangible assets	7,573	6,791	30,268	25,377
Acquisition-related expense (income)	695	(188)	363	(1,841)
Interest expense, net	937	401	3,825	1,367
Income tax expense (benefit)	3,637	3,274	10,836	(3,846)
Litigation-related expense	—	—	—	2
Headquarters relocation costs	—	—	3,552	—
Stock-based expense	9,469	7,456	36,852	38,122
Adjusted EBITDA	$36,120	$26,504	$127,210	$92,191

Adjusted EBITDA margin	24.3%	21.9%	22.4%	19.8%

Non-GAAP Product Development Expense
Set forth below is a presentation of the company’s "Non-GAAP product development expense" and "Non-GAAP product development margin." Please reference the "Explanation of Non-GAAP Financial Measures" section.

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2016	2015	2016	2015
Product development expense (GAAP)		$18,714	$15,880	$73,607	$68,799
Less:	Asset impairment and loss on disposal of assets	—	85	—	1,418
	Headquarters relocation costs	—	—	541	—
	Stock-based expense	1,825	1,535	7,071	8,585
Non-GAAP product development expense		$16,889	$14,260	$65,995	$58,796

Non-GAAP product development margin		11.3%	11.8%	11.6%	12.6%

Non-GAAP Sales and Marketing Expense
Set forth below is a presentation of the company’s "Non-GAAP sales and marketing expense" and "Non-GAAP sales and marketing margin." Please reference the "Explanation of Non-GAAP Financial Measures" section.

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2016	2015	2016	2015
Sales and marketing expense (GAAP)		$34,025	$30,410	$135,213	$123,108
Less:	Amortization of intangible assets	3,414	2,720	13,507	11,164
	Headquarters relocation costs	—	—	574	—
	Stock-based expense	3,185	2,246	11,364	12,996
Non-GAAP sales and marketing expense		$27,426	$25,444	$109,768	$98,948

Non-GAAP sales and marketing margin		18.4%	21.0%	19.4%	21.2%

Non-GAAP General and Administrative Expense
Set forth below is a presentation of the company’s "Non-GAAP general and administrative expense" and "Non-GAAP general and administrative margin." Please reference the "Explanation of Non-GAAP Financial Measures" section.

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2016	2015	2016	2015
General and administrative expense (GAAP)		$23,058	$17,017	$85,013	$68,814
Less:	Asset impairment and loss on disposal of assets	248	17	497	1,652
	Acquisition-related expense (income)	695	(188)	363	(1,841)
	Litigation-related expense	—	—	—	2
	Headquarters relocation costs	—	—	414	—
	Stock-based expense	3,655	2,896	15,107	12,495
Non-GAAP general and administrative expense		$18,460	$14,292	$68,632	$56,506

Non-GAAP general and administrative margin		12.4%	11.8%	12.1%	12.1%

Non-GAAP Operating Expense
Set forth below is a presentation of the company’s "Non-GAAP operating expense" and "Non-GAAP operating expense margin." Please reference the "Explanation of Non-GAAP Financial Measures" section.

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2016	2015	2016	2015
Operating expense (GAAP)		$75,797	$63,307	$294,583	$281,522
Less:	Asset impairment and loss on disposal of assets	248	102	1,247	23,871
	Amortization of intangible assets	3,414	2,720	13,507	11,164
	Acquisition-related expense (income)	695	(188)	363	(1,841)
	Litigation-related expense	—	—	—	2
	Headquarters relocation costs	—	—	1,529	—
	Stock-based expense	8,665	6,677	33,542	34,076
Non-GAAP operating expense		$62,775	$53,996	$244,395	$214,250

Non-GAAP operating expense margin		42.2%	44.6%	43.1%	45.9%

Non-GAAP Operating Income
Set forth below is a presentation of the company’s "Non-GAAP operating income" and "Non-GAAP operating margin." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Operating income (loss) (GAAP)	$11,910	$7,575	$31,244	$(11,615)
Acquisition-related and other deferred revenue	(187)	(545)	(949)	(2,157)
Asset impairment and loss on disposal of assets	248	102	1,247	23,871
Amortization of intangible assets	7,573	6,791	30,268	25,377
Acquisition-related expense (income)	695	(188)	363	(1,841)
Litigation-related expense	—	—	—	2
Headquarters relocation costs	—	—	3,552	—
Stock-based expense	9,469	7,456	36,852	38,122
Non-GAAP operating income	$29,708	$21,191	$102,577	$71,759

Non-GAAP operating margin	20.0%	17.5%	18.1%	15.4%

Non-GAAP Net Income
Set forth below is a presentation of the company’s "Non-GAAP net income" and "Non-GAAP net income per diluted share." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income (loss) (GAAP)	$7,361	$3,900	$16,650	$(9,218)
Income tax expense (benefit)	3,637	3,274	10,836	(3,846)
Income (loss) before income taxes	10,998	7,174	27,486	(13,064)

Acquisition-related and other deferred revenue	(187)	(545)	(949)	(2,157)
Asset impairment and loss on disposal of assets	248	102	1,247	23,871
Amortization of intangible assets	7,573	6,791	30,268	25,377
Acquisition-related expense (income)	695	(188)	363	(1,841)
Litigation-related expense	—	—	—	2
Headquarters relocation costs	—	—	3,552	—
Stock-based expense	9,469	7,456	36,852	38,122
Non-GAAP income before income taxes	28,796	20,790	98,819	70,310
Assumed rate for income tax expense (1)	40.0%	40.0%	40.0%	40.0%
Assumed provision for non-GAAP income tax expense	11,518	8,316	39,528	28,124
Non-GAAP net income	$17,278	$12,474	$59,291	$42,186

Net income (loss) per share - diluted	$0.09	$0.05	$0.21	$(0.12)
Non-GAAP net income per diluted share	$0.22	$0.16	$0.76	$0.55

Weighted average outstanding shares - basic (3)	77,566	76,445	76,854	76,689
Weighted average outstanding shares - diluted (3)	79,116	77,055	77,843	77,300

Non-GAAP On Demand Revenue, Ending On Demand Units, RPU and ACV
Set forth below is a presentation of the company’s "Non-GAAP on demand revenue," "Ending on demand units," "RPU," and "ACV." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
On demand revenue (GAAP)	$141,627	$117,090	$542,531	$450,962
Acquisition-related and other deferred revenue	(187)	(545)	(949)	(2,157)
Non-GAAP on demand revenue	141,440	116,545	541,582	448,805

Ending on demand units	10,989	10,568	10,989	10,568
Average on demand units	11,120	10,487	11,042	10,118

RPU	$51.53	$44.45	$50.67	$44.36

ACV	$566,263	$469,748

Non-GAAP Total Revenue Guidance
Set forth below is a presentation of the company’s "Non-GAAP total revenue" guidance for the three months ending March 31, 2017, and the twelve months ending December 31, 2017. Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	March 31, 2017		December 31, 2017
	Low (2)	High (2)	Low (2)	High (2)
Revenue (GAAP)	$150,440	$152,440	$666,330	$676,330
Acquisition-related and other deferred revenue	860	860	3,670	3,670
Non-GAAP total revenue	$151,300	$153,300	$670,000	$680,000

Non-GAAP Net Income Guidance
Set forth below is a presentation of the company’s "Non-GAAP net income" and "Non-GAAP net income per diluted share" guidance for the three months ending March 31, 2017, and the twelve months ending December 31, 2017. Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	March 31, 2017		December 31, 2017
	Low (2)	High (2)	Low (2)	High (2)
Non-GAAP net income:
Net income (GAAP)	$3,380	$4,570	$19,980	$25,010
Income tax expense	2,360	3,170	13,900	17,370
Income before income taxes	5,740	7,740	33,880	42,380

Acquisition-related and other deferred revenue	860	860	3,670	3,670
Amortization of intangible assets	7,800	7,700	35,650	35,250
Acquisition-related income	3,800	3,200	4,400	3,500
Stock-based expense	9,300	9,200	41,900	41,500
Non-GAAP income before income taxes	27,500	28,700	119,500	126,300
Expected effective tax rate (4)	40.0%	40.0%	40.0%	40.0%
Assumed provision for income tax expense	11,000	11,480	47,800	50,520
Non-GAAP net income	$16,500	$17,220	$71,700	$75,780

Net income per diluted share	$0.04	$0.06	$0.25	$0.31
Non-GAAP net income per diluted share	$0.21	$0.22	$0.89	$0.94

Weighted average outstanding shares - diluted (3)	80,000	80,000	81,000	81,000

Adjusted EBITDA Guidance
Set forth below is a presentation of the company’s "Adjusted EBITDA" guidance for the three months ending March 31, 2017, and the twelve months ending December 31, 2017. Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	March 31, 2017		December 31, 2017
	Low (2)	High (2)	Low (2)	High (2)
Adjusted EBITDA:
Net income (GAAP)	$3,380	$4,570	$19,980	$25,010
Acquisition-related and other deferred revenue	860	860	3,670	3,670
Depreciation, asset impairment, and loss on disposal of assets	6,900	6,800	30,950	30,550
Amortization of intangible assets	7,800	7,700	35,650	35,250
Acquisition-related income	3,800	3,200	4,400	3,500
Interest expense, net	1,100	1,000	11,550	11,150
Income tax expense	2,360	3,170	13,900	17,370
Stock-based expense	9,300	9,200	41,900	41,500
Adjusted EBITDA	$35,500	$36,500	$162,000	$168,000

(1)	We use a non-GAAP tax rate of 40.0% in order to approximate the Company's long-term effective corporate tax rate. Please reference the "Explanation of Non-GAAP Financial Measures" section.

(2)	Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The company may be required to revise its results upon finalizing its review of quarterly and full year results, which could cause or contribute to such differences. All information provided in this release is as of the date hereof and RealPage, Inc. undertakes no duty to update this information except as required by law. See additional discussion under "Cautionary Statement Regarding Forward-Looking Statements" above.

(3)	For periods with GAAP net losses and non-GAAP net income, the weighted-average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

(4)	This rate represents our expected effective GAAP tax rate for the year ending December 31, 2017.

CONTACT:
RealPage, Inc.
Investor Relations
Rhett Butler, 972-820-3773
rhett.butler@realpage.com